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
                                          VISX, INCORPORATED
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                           (Name of Registrant as Specified In Its Charter)

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
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



[VISX Logo]

NEWS RELEASE                             Company Contact:
For Immediate Distribution               Lola Wood:  (877) 463-6847
--------------------------               E-Mail:  ir@visx.com
                                         Web:  http://www.visx.com

                                         Joele Frank / Barrett Godsey
                                         Joele Frank, Wilkinson Brimmer Katcher
                                         (212) 355-4449



                           VISX RESPONDS TO ICAHN

SANTA CLARA, CALIFORNIA, (April, 20, 2001) - VISX, INCORPORATED (NYSE
Symbol: EYE) announced today that in response to Carl Icahn's letter of April 20, 2001, Ms. Elizabeth Davila, Chief Executive Officer of VISX, stated:

"VISX and its Board of Directors remain committed to discussing the potential acquisition of VISX with credible buyers. VISX has not been recently contacted by an ophthalmic or non-ophthalmic company expressing interest in purchasing VISX, including any company Mr. Icahn may have been referring to in his letter dated April 18, 2001. VISX is skeptical of Mr. Icahn's proposal to buy all of VISX for $32 per share in cash. The Company is concerned that this is just another ploy by Carl Icahn to garner votes on the eve of the May 4th Annual Meeting. However, consistent with the VISX Board's desire to explore possible business combinations, VISX management and its financial advisor, Goldman, Sachs & Co., are prepared to promptly meet with Mr. Icahn concerning his proposal and its conditions and contingencies. VISX continues to urge all stockholders to vote for the VISX Board on the GOLD proxy card. An independent and objective board is essential in evaluating any proposal put forth by Mr. Icahn or his affiliates."

VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets worldwide.

The foregoing statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and actual results could differ materially. Additional discussions of factors affecting the Company's business is contained in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Annual Report and Form 10-K for the year ended December 31, 2000.


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